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Exhibit 4.1

FIMEP SA

$350,000,000 10.5% Senior Notes due 2013
€277,500,000 11% Senior Notes due 2013

REGISTRATION RIGHTS AGREEMENT

February 12, 2003

Credit Suisse First Boston (Europe) Limited
Lehman Brothers International (Europe)
The Royal Bank of Scotland plc
c/o Credit Suisse First Boston (Europe) Limited
      One Cabot Square
      London, England E14 4QJ

Dear Sirs:

        FIMEP SA, a company organized in France (the "Company"), proposes to issue and sell to Credit Suisse First Boston (Europe) Limited, Lehman Brothers International (Europe) and The Royal Bank of Scotland plc (collectively, the "Initial Purchasers"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), $350,000,000 aggregate principal amount of 10.5% Senior Notes due 2013 and €277,500,000 aggregate principal amount of 11% Senior Notes due 2013 (the "Initial Notes"). The Initial Notes will be issued pursuant to an Indenture, dated as of February 12, 2003 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of the Initial Purchasers and the holders of the Notes (as defined below) (collectively the "Holders"), as follows:

        1.    Registered Exchange Offer.    Unless not permitted by applicable law, the Company shall use its reasonable efforts to prepare and file with the Securities and Exchange Commission (the "SEC") within 90 calendar days after the Closing Date (as defined in the Purchase Agreement) (the "Filing Deadline") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the Holders of the Notes, who are not prohibited by any law or policy of the SEC from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of debt securities of the Company issued under the Indenture, identical in all material respects to the Initial Notes and registered under the Securities Act (the "Exchange Notes") (except that the Exchange Notes will not contain terms with respect to transfer restrictions or the accrual of Additional Interest as provided for in this Agreement). The Company shall use its reasonable efforts to (i) cause such Exchange Offer Registration Statement to become effective under the Securities Act within 180 calendar days after the Closing Date (an "Effectiveness Deadline") and (ii) keep the Exchange Offer Registration Statement effective and usable for not less than 20 business days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Registration Period").

        If the Company commences the Registered Exchange Offer, it (i) will be entitled to consummate the Registered Exchange Offer 20 business days after such commencement (provided that the Company has accepted all the Initial Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer) and (ii) will use its reasonable efforts to consummate the Registered Exchange Offer within 210 calendar days after the Closing Date (the "Consummation Deadline").

        Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Notes (defined below) electing to exchange the Initial Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes, is not an Initial Purchaser holding Securities that has, or that is reasonably likely to have, the status of an unsold allotment in an initial distribution, and is not prohibited by any law or policy of the SEC from participating in the Registered Exchange Offer) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

        The Company acknowledges that, pursuant to current interpretations by the SEC's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer (including, if applicable, the Initial Purchasers) electing to exchange Initial Notes, acquired for its own account as a result of market making activities or other trading activities, for Exchange Notes (an "Exchanging Dealer"), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and (c) Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Notes acquired in exchange for Initial Notes constituting any portion of an unsold allotment, is required to deliver a prospectus containing the information required by Items 9B and 9D of Form 20-F under the Securities Act, as applicable, in connection with such sale.

        The Company shall use its reasonable efforts to keep the Exchange Offer Registration Statement effective and usable and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as any Exchanging Dealer or any other such persons must comply with such requirements in order to resell the Exchange Notes; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 180 calendar days after consummation of the Registered Exchange Offer and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Notes held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Notes for a period of not less than 180 calendar days after the consummation of the Registered Exchange Offer.

        If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, the Company, simultaneously with the delivery of the Exchange Notes pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the "Private Exchange") for the Initial Notes held by such Initial Purchaser, a like principal amount of debt securities of the Company issued under the Indenture and identical in all material respects to the Initial Notes except for the transfer restrictions relating to such Private Exchange Notes (the "Private Exchange Notes"). The Initial Notes, the Exchange Notes and the Private Exchange Notes are herein collectively called the "Notes".

        In connection with the Registered Exchange Offer, the Company shall:

          (a)   mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (b)   keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

          (c)   permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

          (d)   otherwise comply with all laws that are applicable to the Registered Exchange Offer.

        As soon as practicable after the close of the Registered Exchange Offer and the Private Exchange, as the case may be, the Company shall:

          (x)   accept for exchange all the Notes validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

          (y)   deliver to the Trustee for cancellation all the Initial Notes so accepted for exchange; and

          (z)   cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Initial Notes of such Holder so accepted for exchange.

        The Indenture will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that all the Notes will vote and consent together on all matters as one class and that none of the Notes will have the right to vote or consent as a class separate from one another on any matter.

        Interest on each Exchange Note and Private Exchange Note issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Notes tendered in exchange therefor or, if no interest has been paid on the Initial Notes, from the date of original issue of the Initial Notes.

        Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or its affiliates, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver the prospectus contained in the Exchange Offer Registration Statement in connection with any resale of such Exchange Notes, (v) if such Holder is not a broker-dealer, such Holder will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes, (vi) if such Holder is a person in the United Kingdom, that its ordinary activities involve it in acquiring, holding, managing or disposing of investment (as principal or agent) for purposes of its business and (vii) such Holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

        Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not, as of the date of the consummation of the Registered Exchange Offer, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        2.    Shelf Registration.    If, (i) because of any change in law or in applicable interpretations thereof by the staff of the SEC after the date hereof, the Company is not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) the Registered Exchange Offer is not consummated by the Consummation Deadline, (iii) any Initial Purchaser so requests with respect to the Initial Notes (or the Private Exchange Notes) not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder (other than an Initial Purchaser) notifies the Company within 20 business days following the consummation of the Registered Exchange Offer that (A) it is not eligible to participate in the Registered Exchange Offer or (B) it may not resell the Exchange Notes acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, the Company shall take the following actions (the date on which any of the conditions described in the foregoing clauses (i) through (iv) occur, including in the case of clauses (iii) or (iv) the receipt of the required notice, being a "Trigger Date"):

          (a)   The Company shall use its reasonable efforts to file with the SEC as soon as reasonably practicable and to cause to be declared effective within 180 calendar days after the Trigger Date (such 180th calendar day being an "Effectiveness Deadline") a registration statement (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, a "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Notes (as defined in Section 6 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however, that the Effectiveness Deadline under this Section 2(a) shall in no event be earlier than the Effectiveness Deadline applicable to the Exchange Offer Registration Statement pursuant to Section 1; and provided, further, that no Holder (other than an Initial Purchaser) shall be entitled to have the Notes held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder; and provided further that if the Company files a Shelf Registration Statement pursuant to this Section 3(a) following a Trigger Date caused solely by events described in clause (i) of this Section 2 (and a Trigger Date shall have occurred for no other reason), it need not abandon any attempt to cause the SEC to declare the Exchange Offer Registration Statement effective, and it may satisfy its obligations to register the Initial Notes pursuant to this Section 2 by complying with either Section 1 or Section 2.

          (b)   The Company shall use its reasonable efforts to keep the Shelf Registration Statement continuously effective and usable in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Notes, for a period of two years (or for such longer period if extended pursuant to Section 3(j) hereof) from the date of its effectiveness or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer Transfer Restricted Notes (as defined in Section 6(d) hereof) (such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its reasonable efforts to keep the Shelf Registration Statement effective and usable during the requisite period if it voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes during that period, unless such action is required by applicable law or such action is permitted pursuant to Section 2(c).

          (c)   Notwithstanding the provisions of Section 2(b) (but subject to the provisions of Section 6(b)), the Company may issue a notice that the Shelf Registration Statement is unusable pending the announcement of a material corporate transaction and may issue any notice suspending use of the Shelf Registration Statement required under applicable securities laws to be issued.

          (d)   Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder and (ii) not to contain, when it becomes effective, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.    Registration Procedures.    In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

          (a)   (i) at least five business days prior to the filing of any Exchange Offer Registration Statement, any prospectus forming a part thereof, any amendment to any Exchange Offer Registration Statement or amendment or supplement to a prospectus, provide copies of such document to the Initial Purchasers and, in the event that an Initial Purchaser is participating in the Registered Exchange Offer, the Company shall use its reasonable efforts to reflect on each such document, when so filed with the SEC, such comments as such Initial Purchaser may reasonably request within five business days after receipt thereof, (ii) in the case of Shelf Registration, at least five business days prior to filing any Shelf Registration Statement, any prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such prospectus, provide copies of such document to the Initial Purchasers and, in the event that an Initial Purchaser is participating in the Shelf Registration, the Company shall use its reasonable efforts to reflect on each such document, when so filed with the SEC, such comments as the Initial Purchaser may reasonably request within five business days after the receipt thereof; (iii) include the information set forth in Annex A hereto on the cover and in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section of the prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iv) if requested by an Initial Purchaser, include the information required by Items 9B and 9D of Form 20-F under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (v) include within the prospectus contained in the Exchange Offer Registration Statement a "Plan of Distribution" section reasonably acceptable to the Initial Purchasers as set forth in Annex C or as would otherwise be required in the reasonable opinion of the Initial Purchasers in order to summarize the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any Exchanging Dealer; and (vi) in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Notes pursuant to the Shelf Registration Statement as selling securityholders.

          (b)   The Company shall give written notice to the Initial Purchasers, the Holders of the Notes and any Exchanging Dealer from whom the Company has received prior written notice that it will be a Exchanging Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

            (i)    when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

            (ii)   of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

            (iii)  of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

            (iv)  of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

            (v)   of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

          (c)   The Company shall use its reasonable efforts to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

          (d)   The Company shall furnish to each Holder of Notes included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

          (e)   The Company shall deliver to each Exchanging Dealer and each Initial Purchaser, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

          (f)    The Company shall, during the Shelf Registration Period, deliver to each Holder of Notes included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Notes in connection with the offering and sale of the Notes covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

          (g)   The Company shall deliver to each Initial Purchaser, any Exchanging Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Exchanging Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

          (h)   Prior to any public offering of the Notes pursuant to any Registration Statement the Company shall use its reasonable efforts to register or qualify or cooperate with the Holders of the Notes included therein and its counsel in connection with the registration or qualification of the Notes for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Notes reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

          (i)    The Company shall cooperate with the Holders of the Notes to facilitate the timely preparation and delivery of certificates representing the Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Notes pursuant to such Registration Statement.

          (j)    Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Notes or purchasers of Notes, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers, the Holders of the Notes and any Exchanging Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Notes and any such Exchanging Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Notes and any Exchanging Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j) or have been informed by the Company that they can resume use of the prospectus.

          (k)   Not later than the effective date of the applicable Registration Statement, the Company will provide an ISIN and/or a Common Code number for the Initial Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, and provide the applicable trustee with printed certificates for the Initial Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, in a form eligible for deposit with Euroclear Bank, S.A./N.V., as operator of the Euroclear System and Clearstream Banking, société anonyme.

          (l)    The Company will comply with all rules and regulations of the SEC to the extent and so long as are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its note holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

          (m)  The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

          (n)   The Company may require each Holder of Notes to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Notes as is required pursuant to Item 9D of Form 20-F of the Securities Act, and the Company may exclude from such registration the Notes of any Holder that fails to furnish such information within a reasonable time after receiving such request, in which case, such Holder will not be entitled to benefit from the provisions regarding Additional Interest set forth in Section 6 herein.

          (o)   The Company shall enter into such customary agreements (including, if requested by the Holders of at least a majority of the aggregate principal amount of the outstanding Notes covered thereby, an underwriting agreement in customary form) and take all such other action, if any, as the Holders of at least a majority of the aggregate principal amount of the outstanding Notes covered thereby shall reasonably request in order to facilitate the disposition of the Notes pursuant to any Shelf Registration.

          (p)   In the case of any Shelf Registration or Registered Exchange Offer, the Company shall (i) make reasonably available for inspection by the Exchanging Dealers, Holders of the Notes or any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Exchanging Dealers, Holders of the Notes or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Notes or any such underwriter, attorney, accountant or agent in connection with the Registration Statement (the "Information"), in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that any such person shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company as confidential at the time of delivery of such information shall be kept confidential by such person, unless (A) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (B) disclosure of such information is required by law (including any disclosure requirements pursuant to U.S. federal securities laws in connection with the filing of the Registration Statement or the use of any prospectus) or (C) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person; provided further that the foregoing inspection and information gathering shall be coordinated on behalf of any Exchanging Dealer, by the Initial Purchasers and on behalf of any other Holders, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof. Any such information shall be available from such representative to any Holder so long as such Holder agrees to be bound by such confidentiality agreement. Each Holder of Notes and each of the Initial Purchasers further agrees, and shall cause any person reviewing documents on their behalf pursuant to this paragraph (p) to agree, that it will, upon learning that disclosure of such Information is sought pursuant to clause (A) or (B) above, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential.

          (q)   In the case of any Shelf Registration, the Company, if requested by Holders of 20% in aggregate principal amount of the Notes covered thereby, shall use its reasonable efforts to cause (i) its counsel to deliver an opinion and updates thereof relating to the Notes in customary form reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in principal amount of the Notes being sold as communicated by the counsel designated by and on behalf of such Holders as described in Section 4 hereof; (ii) its officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by any underwriters of the applicable Notes and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Notes and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

          (r)   If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or cause to be marked, on the Initial Notes so exchanged that such Initial Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall the Initial Notes be marked as paid or otherwise satisfied.

          (s)   In the event that any broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall underwrite any Notes or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Notes or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Notes, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Notes, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

          (t)    The Company shall use its reasonable efforts to take all other steps necessary to effect the registration of the Notes covered by a Registration Statement contemplated hereby.

          (u)   The Company will use its reasonable best efforts to (i) effect the listing of the Notes on the Luxembourg Stock Exchange as soon as practicable but, in any event, prior to the first interest payment date in respect of the Notes and (ii) maintain the listing of the Notes on the Luxembourg Stock Exchange for so long as the Notes are outstanding.

        4.    Registration Expenses.    (a) All expenses incident to the Company's performance of and compliance with this Agreement will be borne by the Company (together with any VAT thereon whether in connection with a supply to the Company or to any other person where the Company has agreed to pay or reimburse the expense of that person), regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation;

            (i)    all registration and filing fees and expenses;

            (ii)   all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

            (iii)  all expenses of printing (including, if applicable, printing certificates for the Notes to be issued in the Registered Exchange Offer and the Private Exchange and printing of Prospectuses), messenger and delivery services and telephone;

            (iv)  all fees and disbursements of counsel for the Company;

            (v)   all application and filing fees in connection with listing the Exchange Notes on an international securities exchange or automated quotation system pursuant to the requirements hereof; and

            (vi)  all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

        The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

        (b)   In connection with any Shelf Registration Statement (other than an underwritten Shelf Registration) required by this Agreement, the Company will reimburse the Holders who are reselling Notes pursuant to the "Plan of Distribution" contained in the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements (together with any VAT thereon whether in connection with a supply to the Company or to any other person where the Company has agreed to pay or reimburse the expense of that person) of not more than one counsel (in addition to any local counsel), who shall be Latham & Watkins unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Notes for whose benefit such Registration Statement is being prepared and approved by the Company (such approval to not be unreasonably withheld). Each Initial Purchaser and Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions (prior to the reduction thereof with respect to selling concessions, if any) and transfer taxes, if any, relating to the sale or disposition of such Initial Purchaser's or Holder's Notes pursuant to the Shelf Registration Statement.

        5.    Indemnification.    (a) The Company will indemnify and hold harmless each Holder of the Notes, any Exchanging Dealer and each Relevant Party (as defined in clause (e) below) of such Holder or Exchanging Dealer against any losses, claims, damages or liabilities, joint or several, to which such Holder of the Notes, Exchanging Dealer or Relevant Party may become subject under the U.S. Securities Act or the U.S. Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, each Holder, Exchanging Dealer or Relevant Party for any legal or other expenses reasonably incurred by such Holder, Exchanging Dealer or any of their respective Relevant Parties in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below provided further that with respect to any such untrue statement in or omission from any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of any such Holder, Exchanging Dealer or Relevant Party to the extent that the person asserting any such loss, claim, damage, liability or action purchased Notes from such Holder, Exchanging Dealer or Relevant Party and any such loss, claim, damage, liability or action of or with respect to such Holder or Exchanging Dealer or Relevant Party results from the fact that both (A) a copy of the final prospectus was not sent or given to the person asserting such loss, claim, damage, liability or action at or prior to the written confirmation of the sale of such Notes to such person and (B), the untrue statement in or omission from the preliminary prospectus was corrected in the final prospectus, unless, in either case, such failure to deliver the final prospectus was a result of non-compliance by the Company with Section 3(f) or 3(g).

        (b)   Each Holder of the Notes will severally and not jointly indemnify and hold harmless the Company or any Relevant Party of the Company against any losses, claims, damages or liabilities to which the Company or such Relevant Party may become subject, under the U.S. Securities Act or the U.S. Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such Relevant Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Holder for use in a Shelf Registration Statement are the statements required pursuant to Item 9D of Form 20-F of the Securities Act; provided, however, that the Holders shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 3(f) or 3(g) of this Agreement.

        (c)   If any suit, action or proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding subsections such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this subsection (a) or (b) above, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 5 except to the extent that such indemnifying party has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving written notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Section 5(a) and 5(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement, action, proceeding or claim effected without its prior written consent (such consent not to be unreasonably withheld).

        (d)   If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company on the one hand and the Holders and Exchanging Dealers on the other agree that it would not be just and equitable if contributions pursuant to this Section 5 were to be determined by pro rata allocation (even if all of the Holders and Exchanging Dealers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Notes pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Notes and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this paragraph (d), each Relevant Party in respect of an indemnified party shall have the same rights to contribution as such indemnified party and each Relevant Party in respect of the Company shall have the same rights to contribution as the Company.

        (e)   The agreements contained in this Section 5 shall survive the sale of the Notes pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party. For purposes of this section, a "Relevant Party" in relation to the Company, any Holder or any Exchanging Dealer includes each person who controls the Company, any Holder or any Exchanging Dealer, respectively within the meaning of the U.S. Securities Act or the U.S. Exchange Act.

        6.    Additional Interest Under Certain Circumstances.    (a) Additional interest (the "Additional Interest") with respect to the Notes shall be assessed as follows if any of the following events occurs (each such event in clauses (i) through (iv) below being herein called a "Registration Default"):

          (i)    the Exchange Offer Registration Statement required by this Agreement is not filed with the SEC on or prior to the Filing Deadline;

          (ii)   any Registration Statement required by this Agreement is not declared effective by the SEC on or prior to the applicable Effectiveness Deadline;

          (iii)  following the declaration of effectiveness of the Exchange Offer Registration Statement, the Registered Exchange Offer has not been consummated on or prior to the Consummation Deadline (other than in the event a Shelf Registration Statement is declared effective prior to the Consummation Deadline); or

          (iv)  any Registration Statement required by this Agreement has been declared effective by the SEC but (A) such Registration Statement thereafter ceases to be effective or (B) such Registration Statement or the related prospectus ceases to be usable (subject to the exception described in Section 6(b) hereof) in connection with resales of Transfer Restricted Notes during the periods specified herein, in each case without being succeeded by a post effective amendment to such Registration Statement that cures such failure and that is declared effective within five business days after the date on which such Registration Statement or related prospectus ceased to be effective or usable.

        The Company will pay Additional Interest to each Holder affected hereby, with exception of any Holders who fail to use its reasonable efforts to make representations set forth in the second to last paragraph of Section 1 or to comply with the provisions of Section 3(n) herein. Additional Interest shall accrue on the Notes over and above the regularly accruing interest on the Notes from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum (the "Additional Interest Rate") for the first 90-day period immediately following the occurrence of such Registration Default. The Additional Interest Rate shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum Additional Interest Rate of 1.0% per annum. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement, in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon the earlier of (A) consummation of the Registered Exchange Offer and (B) the effectiveness of the Shelf Registration Statement, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Additional Interest payable with respect to the Transfer Restricted Notes as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

        (b)   Notwithstanding the foregoing provisions of Section 6(a), the Company may issue a notice that the Shelf Registration Statement is unusable pending the announcement of a material corporate transaction and may issue any notice suspending use of the Shelf Registration Statement required under applicable securities laws to be issued and, in the event that the aggregate number of days in any consecutive twelve-month period for which all such notices are issued and effective exceeds 60 days in the aggregate, then the Company will be obligated to pay Additional Interest to each Holder of Transfer Restricted Notes in an amount equal to 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that Additional Interest continue to accrue; provided that the rate at which Additional Interest accrue may in no event exceed 1.00% per annum) in respect of the Notes constituting Transfer Restricted Notes. Upon the Company declaring that the Shelf Registration Statement is usable after the period of time described in the preceding sentence the accrual of any Additional Interest shall cease; provided, however, that if after any such cessation of the accrual of Additional Interest the Shelf Registration Statement again ceases to be effective and usable beyond the period permitted above, Additional Interest will again accrue pursuant to the foregoing provisions.

        (c)   Any amounts of Additional Interest due pursuant to Section 6(a) will be payable in cash on the regular interest payment dates with respect to the Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Notes and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

        (d)   "Transfer Restricted Notes" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Note in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

        7.    Underwritten Registrations.    If any of the Transfer Restricted Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Notes to be included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed).

        No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

        8.     Miscellaneous.

        (a)    Remedies.    The Company acknowledges and agrees that any failure by it to comply with its obligations under Section 1 and 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 1 and 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (b)    No Inconsistent Agreements.    The Company will on or after the date of this Agreement enter into any agreement with respect to its notes that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's notes under any agreement in effect on the date hereof.

        (c)    Amendments and Waivers.    The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Notes affected by such amendment, modification, supplement, waiver or consents.

        However, without the consent of each Holder affected, an amendment or waiver under this Section 8(c) may not (with respect to any Notes held by a non-consenting Holder) reduce the rate of or change the time for payment of Additional Interest or otherwise waive the right to receive Additional Interest on any Note.

        (d)    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

          (1)   if to a Holder of the Notes, at the most current address given by such Holder to the Company.

          (2)   if to the Initial Purchasers;

      Credit Suisse First Boston (Europe) Limited
      One Cabot Square
      London, England E14 4QJ
      Fax No.: +44 20 7888 1600
      Attention: Rommie Bhutani

        with a copy to:

      Latham & Watkins
      Attention: Gay Bronson
      99 Bishopsgate
      London EC2M 3XF England

          (3)   if to the Company, at its address as follows:

      FIMEP SA
      89 rue Taitbout
      75009 Paris
      Fax No: +33 (0) 5 55 06 83 00
      Attention: François Grappotte

        with a copy to:

      Simpson Thacher & Bartlett
      Attention: Ryerson Symons
      Citypoint, 1 Ropemaker Street
      London EC2Y 9HU

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

        (e)    Third Party Beneficiaries.    The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

        (f)    Successors and Assigns.    This Agreement shall be binding upon the Company and its successors and assigns.

        (g)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h)    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (i)    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        (j)    Severability.    If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (k)    Notes Held by the Company.    Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes is required hereunder, Notes held by the Company or its affiliates (other than subsequent Holders of Notes if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

        (l)    Agent for Service; Submission to Jurisdiction; Waiver of Immunities.    By the execution and delivery of this Agreement, the Company (i) acknowledge that it has, by separate written instrument, irrevocably designated and appointed CT Corporation Systems, Attention: Secretary, 1633 Broadway, New York, NY 10019 (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws, and acknowledges that CT Corporation Systems has accepted such designation, (ii) submit to the nonexclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agree that service of process upon CT Corporation Systems and written notice of said service to the Company shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation Systems in full force and effect so long as any of the Notes shall be outstanding. To the extent that the Company may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of this Agreement, to the fullest extent permitted by law.

        (m)    Currency.    Any payment on account of an amount that is payable to any Indemnified Party in a particular currency (the "Required Currency") that is paid to or for the account of the Indemnified Party, as the case may be, in lawful currency of any other jurisdiction (the "Other Currency"), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the indemnifying party shall constitute a discharge of the obligation of such obligor only to the extent of the amount of the Required Currency which the recipient could purchase in the New York or London foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Saturday or Sunday) on which banks in New York or London are generally open for business following receipt of the payment first referred to above. If the amount of the Required Currency that could be so purchased (net of all premiums and costs of exchange payable in connection with the conversion) is less than the amount of the Required Currency originally due to the recipient, then the indemnifying party shall indemnify and save harmless the recipient from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations of the indemnifying party shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any person owed such obligation from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Company in accordance with its terms.

Very truly yours, FIMEP SA
By:	Name: Title:

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

Credit Suisse First Boston (Europe) Limited
Lehman Brothers International (Europe)
The Royal Bank of Scotland plc

Credit Suisse First Boston (Europe) Limited
By:	Name: Title:

Lehman Brothers International (Europe)
By:	Name: Title:

ANNEX A

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

ANNEX B

        Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

ANNEX C

PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until             , 200            , all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.(1)

        The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to a Registered Exchange Offer or Shelf Registration, however in the latter case, it will pay the expenses of one counsel for the Holders of the Notes only if the Shelf Registration is not underwritten. The Company will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

(1)
In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

ANNEX D

        ☐ CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

        If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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  Exhibit 4.1
REGISTRATION RIGHTS AGREEMENT
  ANNEX A
  ANNEX B
  ANNEX C
  ANNEX D